Exhibit 99.3

Siebert Financial Corp. Completes Acquisition of Weeden Prime Services, LLC

  Effective December 2, 2019, Siebert acquired Weeden Prime, a leading prime brokerage services provider, for a total purchase price of approximately $7.1 million in cash
  Weeden Prime has generated approximately $12-14 million in annual revenue
  Through its acquisition of Weeden Prime, Siebert will gain approximately $1.5 billion in assets under management, two branch offices and 25 employees

NEW YORK--(BUSINESS WIRE)--December 4, 2019--Siebert Financial Corp. (NASDAQ:SIEB) (“Siebert”), a provider of financial services, today announced the completion of the acquisition of Weeden Prime Services, LLC (“Weeden Prime”), a leading prime brokerage services provider. The acquisition was effective on December 2, 2019, and Weeden Prime will be a wholly-owned subsidiary of Siebert.

The acquisition of Weeden Prime will provide a new customer base of institutional clients as well as several strategic clearing relationships. Weeden Prime’s technology, including their Armor solution, will be added to Siebert’s technology portfolio.

In addition, there are substantial cross selling opportunities for the institutional and retail clients, including partnering with institutional clients to generate new product offerings for the retail clients. The addition of Weeden Prime will bring economies of scale in terms of operational and administrative functions as well as a skilled management team to Siebert.

Gloria E. Gebbia, controlling shareholder and board member of Siebert, commented on the completion of the acquisition saying, “We are excited to have the Weeden Prime team officially on board and are looking forward to achieving the benefits of the combined company. Combining Siebert’s and Weeden Prime’s complementary business lines creates a powerful and dynamic company able to meet the needs of a rapidly changing market.“

Andrew Formato, the President of Weeden Prime, said, “The entire team at Weeden Prime is excited to combine with the Siebert family and build on the strength of both of our respective firms. With Siebert’s strong positioning in the marketplace and our shared vision, we look forward to growing our business for the future.”

Andrew Reich, CFO of Siebert, commented on the transaction saying, “We are very excited about the financial benefit this transaction will deliver to Siebert. Currently, Weeden Prime generates approximately $12-14 million in annual revenue and it has achieved significant organic growth over the past few years. By integrating Weeden Prime into the Siebert infrastructure, we will be well positioned to continue that growth as well as achieve significant economies of scale. We are excited for the future of Siebert and capitalizing on the opportunities ahead.”

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

About Siebert Financial Corp.

Siebert Financial Corp. is a holding company that conducts its retail brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc., which became a member of the New York Stock Exchange (“NYSE”) in 1967 when Ms. Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms. The company conducts its investment advisory business through its wholly-owned subsidiary, Siebert AdvisorNXT, Inc., a registered investment advisor, and its insurance business through its wholly-owned subsidiary, Park Wilshire Companies, Inc., a licensed insurance agency. Siebert’s fourth wholly-owned subsidiary, Siebert Technologies, LLC., is a developer of robo-advisory technology. Siebert is headquartered in New York City with 13 offices throughout the continental U.S. Siebert is under common control with StockCross Financial Services, Inc. More information is available at www.siebertnet.com.

About Weeden Prime Services, LLC

Weeden Prime is a technology-powered prime brokerage business focused on providing institutional quality services to hedge funds and family offices. With a focus on capital raising and cutting-edge technology, Weeden Prime has successfully created an ideal platform which clients can leverage in seeking to grow their businesses. Weeden Prime offers a comprehensive global platform that includes dynamic proprietary risk management and analytics technology (“Armor”), institutional equity, outsourced trading, automated allocation technology and sophisticated portfolio reporting. More information is available at www.weedenprime.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q.

The forward-looking statements contained herein speak only as of the date on which the statements were made. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Contacts

Siebert Financial Corp.
120 Wall Street
New York, NY 10005

Investor Relations:
Siebert Financial Corp.
John T. Gebbia
(310) 432-2196